EXHIBIT 99.5

INSTRUCTION TO REGISTERED HOLDER AND/ OR

BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
OF

RURAL CELLULAR CORPORATION

Senior Secured Floating Rate Notes Due 2010

(CUSIP #781904 AJ 6)
8 1/4% Senior Secured Notes Due 2012
(CUSIP #781904 AL 1)

To: Registered Holder and/or Participant of the Book-Entry Transfer Facility:

      The undersigned hereby acknowledges receipt of the Prospectus, dated                     , 2004 (the “Prospectus”) of Rural Cellular Corporation, a Minnesota corporation (the “Company”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Exchange Offer”) to exchange aggregate principal amount at maturity of $160,000,000 of Senior Secured Floating Rate Notes due 2010 and $350,000,000 of 8 1/4% Senior Secured Notes Due 2012 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement of which the Prospectus is a part, for an equal principal amount of the Company’s outstanding Senior Secured Floating Rate Notes due 2010 and 8 1/4% Senior Secured Notes Due 2012 (the “Old Notes”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

      This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

      The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

      $                              of the Senior Secured Floating Rate Notes due 2010 (CUSIP # 781904 AJ 6). With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

      ☐               To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

$ of the Senior Secured Floating Rate Notes 2010 (CUSIP # 781904 AJ 6).

      ☐               NOT to TENDER any Old Notes held by you for the account of the undersigned.

      $                              of the 8 1/4% Senior Secured Notes Due 2012 (CUSIP # 781904 AL 1). With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

      ☐               To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

$ of the 8 1/4% Senior Secured Notes Due 2012 (CUSIP # 781904 AL 1).

      ☐               NOT to TENDER any Old Notes held by you for the account of the undersigned.

      If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an “affiliate” of the Company, (ii) any New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder and (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities

Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

PLEASE SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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